ACCOUNTANTS' CONSENT

The Board of Directors
Cytec Industries Inc.:

We consent to the use of our reports relating to the consolidated financial statements of Cytec Industries Inc. And subsidiaries incorporated herein by reference.

Our reports refer to changes in the methods of accounting for income taxes and post retirement benefits other than pensions.


                                /s/ KPMG Peat Marwick LLP
                                      ---------------------
                                      KPMG Peat Marwick LLP

Short Hills, New Jersey
August 28, 1996
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